SCHEDULE II
                  INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED        AVERAGE
              DATE            SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-FIELDCREST CV DEBT6%

GAMCO INVESTORS, INC.

              9/16/94               20-           86.5000

              9/13/94               19            86.0000

              9/12/94               19            86.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED

    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.